Exhibit 99.1

NCS Multistage Holdings, Inc. 19350 State Highway 249, Suite 600 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE HOLDINGS, INC. ANNOUNCES APPOINTMENT OF CFO

HOUSTON, October 13, 2022 – NCS Multistage Holdings, Inc. (Nasdaq: NCSM) (the “Company,” “NCS,” “we” or “us”) today announced, effective November 3, 2022, its Board of Directors appointed Michael Morrison as Chief Financial Officer and Treasurer. The current Chief Financial Officer, Mr. Ryan Hummer, has been appointed as the Chief Executive Officer, effective November 1, 2022.

“NCS is a leader in providing highly engineered products and services to the oil and gas industry,” stated Mr. Morrison, incoming Chief Financial Officer of NCS. “I am excited to join the NCS team.  I believe there is excellent potential for growth given the talented and passionate people, strong technology and worldwide footprint.  I look forward to becoming part of NCS and partnering with the team to continue to build the business.”

“We are excited to have Michael join our team,” stated Ryan Hummer. “Michael is a highly talented financial executive and will be a valuable addition to NCS’s leadership team.  He brings the expertise required to lead our finance organization and to work across the business to drive growth and operational excellence.”

Mr. Morrison, age 52, served as Executive Vice President and Chief Financial Officer at ION Geophysical Corporation from February 2020 to September 2022 and Vice President of Finance and Treasurer from April 2016 to February 2020. Mr. Morrison also served in various other finance and accounting positions at ION Geophysical Corporation since 2002. Prior to 2002, Mr. Morrison was a Director of Accounting providing transaction support for an energy trading company and held a variety of positions at Deloitte & Touche, LLP, a public accounting firm. Mr. Morrison holds a B.B.A. from Texas A&M University and is a Certified Public Accountant.

About NCS Multistage Holdings, Inc.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well construction, well completions and field development strategies. NCS provides products and services primarily to exploration and production companies for use in onshore and offshore wells, predominantly wells that have been drilled with horizontal laterals in both unconventional and conventional oil and natural gas formations. NCS’s products and services are utilized in oil and natural gas basins throughout North America and in selected international markets, including Argentina, China, the Middle East and the North Sea. NCS’s common stock is traded on the Nasdaq Capital Market under the symbol “NCSM.” Additional information is available on the website, www.ncsmultistage.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the future effective date for employment of executives. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of these risks and uncertainties. Other risk factors that may cause our results to differ materially from those implied or expressed by the forward-looking statements can be found in our latest Form 10-K and subsequent Form 10-Qs filed with the U.S. Securities and Exchange Commission under the heading “Risk Factors” and under the heading “Cautionary Note Regarding Forward-Looking Statements”. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com